Exhibit 5.1

September 17, 2019

Contango Oil & Gas Company

717 Texas Ave., Suite 2900

Houston, TX 77001

Re:	Contango Oil & Gas Company Registration Statement on Form S-3 (File No. 333-215784), as amended by Post-Effective Amendment No. 1 to Registration Statement Form S-3 (File No. 333-215784)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (File No. 333-215784), as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-215784) (the “Registration Statement”), of Contango Oil & Gas Company, a Texas corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), together with the preliminary prospectus thereto filed by the Company pursuant to Rule 424(c) under the Securities Act, in connection with the offering by the Company of up to 51,447,368 shares of the Company’s common stock, par value $0.04 per share (the “Shares”). In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

September 17, 2019

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP